Exhibit 99.4

                            SOROS FUND MANAGEMENT LLC
                               888 Seventh Avenue
                               New York, NY 10106
                            Telephone: (212) 262-6300

                                   FEE LETTER

                                  July 26, 2005

Bluefly, Inc.
42 West 39th Street
New York, New York 10018
Attn: Patrick C. Barry
Chief Operating Officer and Chief Financial Officer

        Re: Quantum Industrial Partners LDC $2,000,000 Standby Letter of Credit as Collateral for Bluefly, Inc.'s Loan from Wells Fargo Retail Finance, LLC

Ladies and Gentlemen:

        This letter (the "Fee Letter") will confirm our understanding with respect to certain fees to be paid to Soros Fund Management LLC ("SFM") by Bluefly, Inc. (the "Borrower") in connection with (i) the loan and security agreement dated the dated hereof (the "Loan Agreement") between Borrower and Wells Fargo Retail Finance, LLC ("Wells Fargo"), whereby Quantum Industrial Partners LDC ("QIP"), a shareholder of Borrower, is required to maintain a $2,000,000 standby letter of credit ("Standby Letter of Credit") as collateral under the Loan Agreement, and (ii) the reimbursement agreement dated the date hereof (the "Reimbursement Agreement") between Borrower, QIP, and SFM, whereby the Borrower has agreed, among other things, to reimburse QIP for the Standby Letter of Credit. Unless otherwise defined herein, all terms not defined herein shall have the meaning given them in the Loan Agreement.

        In consideration for SFM, as manager of QIP, arranging and procuring the Standby Letter of Credit, the Borrower shall pay to SFM the following fees for so long as the Standby Letter of Credit remains outstanding:

        1. Standby Letter of Credit Availability Fee. The Borrower shall pay to SFM a Standby Letter of Credit availability fee equal to the Standby Fee for L/C's (as determined in Section 2.18(a) of the Loan Agreement and may change from time to time) per annum (including an additional two percent (2%) per annum, as per the terms of Section 2.18(a) of the Loan Agreement, if an Event of Default has occurred and is continuing) of the undrawn amount of such Standby Letter of Credit, due and payable on the Closing Date and each anniversary thereof, and nonrefundable.

Bluefly, Inc.
July 26, 2005
Page 2

        2. Fees Wholly-Earned. The Standby Letter of Credit Availability Fee shall be wholly-earned when paid and shall not be refundable in whole or in part under any circumstances.

        3. Miscellaneous. This Fee Letter constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral. Any changes to this Fee Letter must be agreed in writing by the parties hereto. This Fee Letter may be executed in any number of counterparts (and delivery of an executed counterpart by telecopier will be effective as delivery of a manually executed counterpart), which together will constitute one agreement, and will be governed by and construed in accordance with the internal laws of the State of New York without regard to New York's conflict of laws rules. The parties hereto hereby waive any right to trial by jury with respect to any claim, action, suit or proceeding arising out of or contemplated by this Fee Letter.

        Please acknowledge your agreement to the foregoing by signing the enclosed counterpart of this Fee Letter and returning the executed counterpart to SFM.

                                                 Sincerely,

                                                 SOROS FUND MANAGEMENT LLC

                                                 By     /s/ Jay A. Schoenfarber
                                                        ------------------------
                                                 Name:  Jay A. Schoenfarber
                                                 Title: Attorney-In-Fact

The terms of the foregoing Fee Letter
are hereby acknowledged and accepted as
of the date thereof:


BLUEFLY, INC.

By     /s/ Patrick C. Barry
       --------------------
Name:  Patrick C. Barry
Title: COO and CFO